UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2018 (November 21, 2018)

MEDIFIRST SOLUTIONS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-55465	27-3888260
(State or other	(Commission File Number)	(IRS Employer
jurisdiction incorporation)		Identification No.)

4400 Route 9 South, Suite 1000, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting

Item 2.03 Creation of a Direct Financial Obligation.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Series C Convertible Preferred Stock:

On November 27, 2018, Medifirst Solutions, Inc. (the “Company”) issued 120 shares (the “Shares”) of the Company’s Series C Convertible Preferred Stock (“Series C Preferred”) to Dr. Gupta Pharma LLC (“DGP”) in connection with the Company’s newly formed venture, US Pharma, Inc. (“USP”), a 51%-majority-owned subsidiary of the Company. Leveraging a suite of Cannabidiol (“CBD”) products and technologies held by DGP, the Company, through its USP subsidiary, which is 49%-owned by DGP, expects to distribute existing medical CBD products of DGP, as well as medical and consumer CBD products to be developed by DGP and/or by USP. In addition to the issuance of the Shares, and in consideration for the relationship established between USP and DGP, so long as DGP remains an active participant of the USP venture, the Company agreed to issue additional shares of Series C Preferred to DGP so that the aggregate number of Series C Preferred shares issued to DGP can be converted, without taking into effect any ownership limitations, into no less than 30% of the issued and outstanding shares of the Company’s common stock (“Common Stock”).

Issuance of Convertible Promissory Note:

On November 21 2018, the Company received gross proceeds of $65,000 in consideration for the issuance to an accredited investor of a convertible promissory note in principal amount of $65,000 (the “Note”).

The Note, which is due and payable on May 19, 2020, bears interest at the rate of 8% per annum and may be prepaid, subject the payment of a prepayment premium, at any time the Note is outstanding. Subject to a beneficial ownership limitation equal to 4.99%, principal and interest on the Notes is convertible into shares of Common Stock at a conversion price equal to 65% of the average of the lowest two closing bid prices of Common Stock during the twenty trading day period prior to conversion.

The issuance of the foregoing securities were made in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the Note, which is filed herewith as Exhibit 99.1, and is incorporated herein by reference thereto.

Item 7.01 Regulation FD Disclosure

On November 28, 2018, the Company issued a press release announcing the relationship between USP and DGP for the distribution and development of CBD products.

A copy of the press release is attached herewith as Exhibit 99.2.

The information in this Item 7.01 disclosure, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.2, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits.

Exhibits	Description
99.1	8% Convertible Promissory Note due May 19, 2020
99.2	Press Release dated November 28, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.
Dated: November 28, 2018
	By:	/s/ Bruce Schoengood
President and CEO

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